UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 22, 2023  (November 20, 2023)

Date of Report (Date of earliest event reported)

CARDIO DIAGNOSTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41097	87-0925574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 W. Superior Street, Suite 400, Chicago, IL	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (631) 796-5412

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	CDIO	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half of one share of common stock	CDIOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2023, Cardio Diagnostics Holdings, Inc. (the “Company”) received an email notice (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires that companies listed on The Nasdaq Capital Market maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). In the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, the Company reported stockholders’ equity of $2,287,731, which is below the Stockholders’ Equity Requirement for continued listing. Additionally, according to the Notice, as of November 17, 2023, the Company did not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, which include a market value of listed securities of at least $35 million or net income of at least $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

The Notice has no immediate effect on the listing of the Company’s common stock or warrants on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements. The Company, by filing this Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Listing Rule 5810(b).

On October 31, 2023, YA II PN, LTD., an investment fund managed by Yorkville Advisors Global, LP (“Yorkville”), fully converted its convertible debentures into shares of common stock of the Company (the “Yorkville Conversion”). As a result of the Yorkville Conversion, the Company’s stockholders’ equity was $4,044,689.85 as of October 31, 2023, which exceeds the Stockholders’ Equity Requirement. Since October 31, 2023 and as of the date of this Form 8-K, the Company believes it has regained and maintained compliance with the Stockholders’ Equity Requirement as a result of the Yorkville Conversion.

The Company has been in contact with Nasdaq and has provided it with the foregoing information. Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement and, if at the time of its next periodic report the Company does not evidence compliance with the Stockholders’ Equity Requirement, the Company may be subject to delisting by Nasdaq. The Company is currently evaluating various courses of action to maintain compliance with the Nasdaq Listing Rules, including seeking financing options that could be helpful in its compliance with the Stockholders’ Equity Requirement.

Cautionary Note Regarding Forward-Looking Statements

This Report contains statements that are forward-looking and as such are not historical facts. This includes statements regarding the Company’s future intention to maintain compliance with the minimum stockholders’ equity requirement and similar expectations, beliefs, plans, objectives, assumptions or projections of the Company and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “might,” “possible,” “potential,” “predicts,” “may,” “would,” “could,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on management’s expectations, beliefs and forecasts concerning future events impacting the Company. One should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K, the Company’s quarterly reports for the periods ended March 31, 2023 and September 30, 2023 respectively, and the other documents filed by the Company from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.
Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2023	CARDIO DIAGNOSTICS HOLDINGS INC.

	By:	/s/ Elisa Luqman
Elisa Luqman Chief Financial Officer